UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 25, 2008

DICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33584	20-3179218
(Commission File Number)	(I.R.S. Employer Identification No.)

3 PARK AVENUE NEW YORK, NEW YORK	10016
(Address of principal executive offices)	(Zip Code)

(212) 725-6550
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

In connection with the preparation of its financial statements for the year ended December 31, 2007, Dice Holdings, Inc. (the “Company”) determined that its two interest rate swaps covering $80 million notional amount of borrowings under its credit facility initially did not qualify for hedge accounting under Statement of Financial Standards No. 133 (“SFAS 133”), Accounting for Derivatives, as amended, based on the Company’s hedging policy and the timing of its effectiveness tests. On March 18, 2008, the Company amended its hedging policy and performed new effectiveness tests, which resulted in the interest rate swaps qualifying for hedge accounting treatment under SFAS 133 as of that date.

A one-time non-cash pre-tax charge of approximately $2.3 million will be recorded as Other Expense in the Company’s Consolidated Statement of Operations for the quarter ending March 31, 2008. This charge was not contemplated when the Company provided its guidance on February 6, 2008 for the quarter ending March 31, 2008 and the full year ending December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 25, 2008

DICE HOLDINGS, INC.
By:	/s/ Michael P. Durney
Name: Michael P. Durney Title: Senior Vice President, Finance and Chief Financial Officer